                                                                  EXHIBIT (a)(3)

                            ENVIROTEST SYSTEMS CORP.
                         NOTICE OF GUARANTEED DELIVERY
                       OF SHARES OF CLASS A COMMON STOCK

    This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of Class A
Common Stock of Envirotest Systems Corp. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration
Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or, for Eligible Institutions (as defined in the Offer to Purchase) only, by facsimile transmission, to the Depositary. See Section 2 of the Offer to Purchase. THE
ELIGIBLE INSTITUTION, WHICH COMPLETES THIS FORM, MUST COMMUNICATE THE GUARANTEE
TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES
FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO
COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                        THE DEPOSITARY FOR THE OFFER IS:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

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
                            BY FACSIMILE TRANSMISSION:
        BY MAIL:            (FOR ELIGIBLE INSTITUTIONS      BY HAND OR BY OVERNIGHT
Reorganization Department             ONLY)                        COURIER:
 2 Broadway, 19th floor           (212) 509-5150           Reorganization Department
 New York New York 10004          (212) 509-5152            2 Broadway, 19th floor
                                                            New York New York 10004

                           CONFIRMATION BY TELEPHONE:

                                 (212) 509-4000

                           Reorganization Department

                                    ext. 229

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY A FIRM THAT IS A RECOGNIZED MEMBER OF AN ACCEPTABLE MEDALLION GUARANTEE PROGRAM UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to Envirotest Systems Corp., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 19, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Class A Common
Stock, par value $.01 per share (the "Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 2 of the Offer to Purchase.

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
Number of Shares:

-------------------------------------------   -------------------------------------------
                                                         Name(s) (Please Print)
Certificate Nos.: (if available)

-------------------------------------------   -------------------------------------------

-------------------------------------------   -------------------------------------------
If Shares will be tendered by book-entry                       (Address)
transfer:
Name of Tendering Institution:

-------------------------------------------   -------------------------------------------
                                                     Area Code and Telephone Number

Account No.: -------------- at (check one):
/ / The Depository Trust Company
/ / Philadelphia Depository Trust Company
                                              -------------------------------------------
                                                              Signature(s)

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
--------------------------------------------------------------------------------

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
            A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE
                            SPECIFIED MUST BE USED.
--------------------------------------------------------------------------------

            CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR
                    IF NO BOX IS CHECKED, THERE IS NO VALID
                               TENDER OF SHARES.
--------------------------------------------------------------------------------

         / / $3.75         / / $4.00         / / $4.25         / / $4.50

--------------------------------------------------------------------------------

    If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share in the box entitled "Price (In Dollars) Per Share At Which Shares Are Being Tendered" above). / /

               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities
Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof) with any required signature guarantee(s) or an Agent's Message (as defined in The Offer to Purchase) and any other required documents, all within five American Stock
Exchange trading days after the date hereof.

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
-------------------------------------------   -------------------------------------------
                Name of Firm                              Authorized Signature

-------------------------------------------   -------------------------------------------
                  Address                                         Name

-------------------------------------------   -------------------------------------------
           City, State, Zip Code                                 Title

                                              -------------------------------------------
Dated:      , 1997                                   Area Code and Telephone Number

                 DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
                   YOUR SHARE CERTIFICATES MUST BE SENT WITH
                           THE LETTER OF TRANSMITTAL.

                                       3